________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 2, 2023

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware	001-38842	83-0940635
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of Principal Executive Offices and Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

________________________________________________________________________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (e) On November 2, 2023, The Walt Disney Company (the “Company”) appointed Hugh F. Johnston as Senior Executive Vice President and Chief Financial Officer for a stated term commencing on December 4, 2023, and ending December 31, 2026. In addition, effective December 4, 2023, Kevin Lansberry will cease to serve as Interim Chief Financial Officer and return to his position as Executive Vice President and Chief Financial Officer of the Company’s Experiences segment.
Mr. Johnston, 62, currently serves as Executive Vice President and Chief Financial Officer, from 2010, and Vice Chairman, from 2015, of PepsiCo, Inc. (“PepsiCo”). In addition to providing strategic financial leadership for PepsiCo in these roles, Mr. Johnston’s portfolio has included a variety of responsibilities, including leadership of PepsiCo’s information technology function from 2015, PepsiCo’s global e-commerce business from 2015 to 2019, and the Quaker Foods North America division from 2014 to 2016. He also held a number of other leadership roles during his PepsiCo career, having served as Executive Vice President, Global Operations from 2009 to 2010, President of Pepsi-Cola North America from 2007 to 2009, Executive Vice President, Operations from 2006 to 2007 and Senior Vice President, Transformation from 2005 to 2006. Prior to that, he served as Senior Vice President and Chief Financial Officer of PepsiCo Beverages and Foods from 2002 through 2005, and as PepsiCo’s Senior Vice President of Mergers and Acquisitions in 2002. Mr. Johnston joined PepsiCo in 1987 as a Business Planner and held various finance positions until 1999 when he left to join Merck & Co., Inc. as Vice President, Retail, a position which he held until he rejoined PepsiCo in 2002.
In connection with his appointment as Senior Executive Vice President and Chief Financial Officer, the Company has entered into an employment agreement with Mr. Johnston (the “Employment Agreement”), providing that Mr. Johnston’s annual rate of base salary is $2,000,000. The Employment Agreement provides that Mr. Johnston is also eligible for an annual, performance-based bonus under the Company’s applicable annual incentive plan generally applicable to most senior executives of the Company and that the Compensation Committee will set a target bonus each year of not less than 200% of the annual base salary for Mr. Johnston in effect at the end of the preceding fiscal year. The actual amount payable to Mr. Johnston as an annual bonus will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of the Company. Depending on performance, the actual amount payable as an annual bonus to Mr. Johnston may be less than, greater than or equal to the stated target bonus (and could be zero).
The Employment Agreement also provides that Mr. Johnston is entitled to participate in the Company’s equity-based long-term incentive plans and programs generally made available to executive officers of the Company. For each fiscal year during the term of the Employment Agreement, Mr. Johnston will be granted a long-term incentive award having a target value of 575% of base salary. In addition, in connection with the commencement of his services under the Employment Agreement, the Company will recommend to the Compensation Committee that he receive a one-time award of long-term incentive stock units with a target award value of $14,000,000. These awards will be subject to substantially the same terms and conditions (including vesting and performance conditions) as will be established for other executive officers of the Company in accordance with the Board’s policies for the grant of equity-based awards, as in effect at the time of the award, and do not guarantee Mr. Johnston any minimum amount of compensation. The actual amounts payable to Mr. Johnston in respect of such opportunities will be determined based on the extent to which any performance conditions and/or service conditions applicable to such awards are satisfied and on the value of the Company’s stock. Accordingly, Mr. Johnston may receive compensation in respect of any such award that is greater or less than the stated target value, depending on whether, and to what extent, the applicable performance and other conditions are satisfied, and on the value of the Company’s stock.
Mr. Johnston also will receive a special one-time signing bonus of $3,000,000, which amount is subject to repayment in full as provided in the Employment Agreement if his employment is terminated within one year after commencement other than for “Good Reason” (as described below).
Mr. Johnston’s employment may be terminated by the Company for “cause,” which is defined to include a felony conviction, unauthorized disclosure of confidential information, failure to substantially perform his duties, or any other significant policy violation that is significantly injurious to the Company.
Mr. Johnston has the right to terminate his employment for “good reason,” which is defined as (i) a reduction in any of his base salary, annual target bonus opportunity or annual target long-term incentive award opportunity; (ii) removal from the position of Senior Executive Vice President and Chief Financial Officer; (iii) a material reduction in his duties and responsibilities; (iv) the assignment to him of duties that are materially inconsistent with his position as Senior Executive Vice President and Chief Financial Officer or duties or that materially impair his ability to function as Senior Executive Vice President and Chief Financial Officer or any other position in which he is then serving; (vi) relocation of his principal office to a location that is more than 50 miles outside of the greater Los Angeles area; or (vii) a material breach of any material provision of the Employment Agreement by the Company. Following a change in control of the Company, as defined in the Company’s stock plans, good reason also includes any event that is a triggering event as defined in the plans. A triggering event is defined to include a termination of employment by the Company other than for “cause” or a termination of employment by the participant following a reduction in position, pay or other “constructive termination.”
In the event that Mr. Johnston’s employment is terminated by the Company without “cause” or by Mr. Johnston for “good reason,” he will be entitled to termination benefits, which include the following: (i) a lump sum payment of the base salary that would have been payable over the remaining term of the Employment Agreement, (ii) a pro-rated bonus for the year of termination (any prior-year bonus not yet paid at time of termination is also paid), and (iii) the outstanding unvested stock options and outstanding unvested restricted stock unit awards that could vest in accordance with their scheduled vesting provisions if Mr. Johnston’s employment had continued through the remaining term of the Employment Agreement will be eligible to vest at the same time and subject to the same performance conditions as though he continued in the Company’s employ, and all stock options, whether vested on the date of termination or vesting thereafter as described above, shall vest and remain exercisable to the same extent as if his employment had continued through the term of the Employment Agreement.
To qualify for the above described cash severance benefit, pro-rated bonus, opportunity to vest in unvested equity awards available under each award agreement and extended exercisability of stock options following an involuntary termination by the Company without cause, or a termination by Mr. Johnston for good reason, he must execute a release in favor of the Company and agree to provide the Company with certain consulting services for a period of six months after his termination (or, if less, for the remaining term of the Employment Agreement). Additionally, during the period of these consulting services, Mr. Johnston must also agree not to provide any services to entities that compete with any of the Company’s business segments.
Under the Employment Agreement, Mr. Johnston is entitled to participate in employee benefits and perquisites generally made available to executive officers of the Company. The Employment Agreement provides that Mr. Johnston will enter into the Company’s standard officer indemnification agreement.
The foregoing descriptions are qualified by reference to the terms of the Employment Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release issued by the Company on November 6, 2023, is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated as of December 4, 2023, by and between The Walt Disney Company and Hugh F. Johnston
99.1	Press Release dated November 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Secretary
Dated: November 6, 2023